Exhibit 10.33
FORM OF
FIRST AMENDMENT
TO CHANGE IN CONTROL AGREEMENT

THIS FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT (the “Amendment”) is made and entered into as of this ___ day of _________ 20__, by and between ______________________, an individual residing at __________________________ (the “Executive”), and HAWK CORPORATION, a Delaware corporation whose principal address is 200 Public Square, Suite 1500, Cleveland, Ohio 44114 (“Hawk”).

RECITALS:

A.	Hawk and the Executive are parties to a Change in Control Agreement dated as of _______________ (the “Original Agreement”).

B.
In order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, the parties desire to amend the Original Agreement as set forth in this Amendment (the Original Agreement as amended by this Amendment is referred to herein as the “Amended Original Agreement”).

ACCORDINGLY, in consideration of the promises hereinafter set forth in this Amendment, the parties agree as follows:

1. Definitions.  Terms used and not otherwise defined in this Amendment have the respective meanings given those terms as set forth in the Original Agreement.

2. Changes to Section 1.1 of the Original Agreement. Hawk and the Executive hereby agree that Section 1.1 of the Original Agreement is hereby amended as follows:

(a)	Section 1.1(z) is deleted from the Original Agreement in its entirety and is replaced in the Amended Original Agreement by the following new Section 1.1(z):

(z)	“Section 409A” means, collectively, Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, each as in effect from time to time.

(b)	Section 1.1(aa) of the Original Agreement is redesignated in its entirety as Section 1.1(bb) of the Amended Original Agreement.

(c)	Section 1.1(bb) of the Original Agreement is redesignated in its entirety as Section 1.1(cc) of the Amended Original Agreement.

(d)	Section 1.1(cc) of the Original Agreement is redesignated in its entirety as Section 1.1(dd) of the Amended Original Agreement.

(e)	Section 1.1(dd) of the Original Agreement is redesignated in its entirety as Section 1.1(ee) of the Amended Original Agreement.

(f)	Section 1.1(ee) of the Original Agreement is redesignated in its entirety as Section 1.1(ff) of the Amended Original Agreement.

(g)	Section 1.1(ff) of the Original Agreement is redesignated in its entirety as Section 1.1(gg) of the Amended Original Agreement.

(h)	The following is added in its entirety as Section 1.1(aa) of the Amended Original Agreement:

(aa)           “Severance Waiver” has the meaning set forth in Section 3.2(b).

3. Changes to Section 3.1 of the Original Agreement. Hawk and the Executive hereby agree that Section 3.1 of the Original Agreement is hereby amended as follows:

(a)	Section 3.1(b) is deleted from the Original Agreement in its entirety and is replaced in the Amended Original Agreement by the following new 3.1(b):

(b)           (i)           Within sixty (60) days after the expiration of the Revocation Period (as defined in the Release), the Corporation shall make a lump sum cash payment to the Executive in an amount equal to the CIC Multiple times the Executive’s Average Compensation (except to such extent as that amount may be limited by Section 3.3); and (ii) if the Qualifying Termination is of the nature described in clause (A) or (B) of Section 1.1(x), no such lump sum payment shall be made unless and until the Change in Control related to the Qualifying Termination shall have occurred.

(b)	The last two sentences of Section 3.1(c) of the Original Agreement are deleted in their entirety.

(c)	Section 3.1(d) of the Original Agreement is redesignated in its entirety as Section 3.1(e) of the Amended Original Agreement.

(d)	Section 3.1(e) of the Original Agreement is redesignated in its entirety as Section 3.1(f) of the Amended Original Agreement.

(e)	The following is added in its entirety as Section 3.1(d) of the Amended Original Agreement:

(d)
In the event that the Corporation cannot provide coverage under any Welfare Benefit Plan, as described in Section 3.1(c), for the entire Benefit Continuation Period or any portion thereof, for whatever reason, then the Corporation shall pay the actuarial equivalent of the present value of such foregone coverage for the Executive (and his spouse, dependents and beneficiaries, as applicable) directly to the Executive, in a cash lump sum payment, within sixty (60) days after the Executive’s return of the signed Release referred to in Section 3.2(a) and the signed Severance Waiver.  Such determination for each affected Welfare Benefit Plan shall be made in good faith by the Compensation Committee of the Board.

(f)	The following is added in its entirety as Section 3.1(g) of the Amended Original Agreement:

(g)           Notwithstanding the foregoing, to ensure compliance with Section 409A, the Corporation shall pay:

(i)	all amounts payable under Section 3.1(a)(i) and (ii) no later than March 15 of the calendar year following the calendar year in which the Qualifying Transaction occurred;

(ii)	any reimbursements payable under Section 3.1(a)(iii) no later than December 31 of the calendar year following the calendar year in which those expenses were incurred;

(iii)
provided that the Executive has executed and delivered the Release and the Severance Waiver, any amount payable under Section 3.1(b)(i) no later than March 15 of the calendar year following the calendar year in which the Qualifying Transaction occurred;

(iv)
provided that the Executive has executed and delivered the Release and the Severance Waiver, any amount payable under Section 3.1(b)(ii) no later than March 15 of the calendar year following the calendar year in which the Change in Control occurred;

(v)
provided that the Executive has executed and delivered the Release and the Severance Waiver, to the extent that any continued payments or reimbursements of Welfare Benefits under Section 3.1(c) above are deemed to constitute taxable compensation to the Executive, any such payment due to the Executive shall be paid to the Executive on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred.  The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursements shall not be subject to liquidation or exchange for any other benefit; and

(vi)
provided that the Executive has executed and delivered the Release and the Severance Waiver, any amount payable under Section 3.1(d) no later than March 15 of the calendar year following the calendar year in which the Qualifying Transaction occurred.

4. Changes to Section 3.2(a) of the Original Agreement.  Hawk and the Executive hereby agree that Section 3.2(a) is hereby amended as follows:

The second sentence of Section 3.2(a) is deleted from the OriginalAgreement and is replaced in the Amended Original Agreement by thefollowing:

The Release shall not become effective unless and until it has been executed and delivered by each of the Executive and Hawk; provided that the severance payments and benefits provided under Sections 3.1(b) through 3.1(f) and, if applicable, Section 3.3 are not conditioned upon Hawk’s execution or delivery of the Release.

5. Changes to Section 3.2(b) of the Original Agreement.  Hawk and the Executive hereby agree that Section 3.2(b) is hereby deleted from the Original Agreement in its entirety and is replaced in the Amended Original Agreement by the following new Section 3.2(b):

(b)           The severance payments and benefits provided under Sections 3.1(b) through 3.1(f) and, if applicable, Section 3.3 shall be subject to, and conditioned upon, the waiver of any other cash severance payment or other benefits provided by the Corporation pursuant to any other severance agreement between the Corporation and the Executive (the “Severance Waiver”).  No amount shall be payable under this Agreement to, or on behalf of, the Executive unless and until the Executive has executed and delivered the Severance Waiver, in a form established by the Corporation.

6. Changes to Section 3.3 of the Original Agreement. Hawk and the Executive hereby agree that Section 3.3 of the Original Agreement is hereby amended as follows:

(a)	Section 3.3(c) is deleted from the Original Agreement in its entirety:

(b)	Section 3.3(d) of the Original Agreement is redesignated in its entirety as Section 3.3(c) of the Amended Original Agreement.

(c)	Section 3.3(e) of the Original Agreement is redesignated in its entirety as Section 3.3(d) of the Amended Original Agreement.

(d)	Section 3.3(f) of the Original Agreement is redesignated in its entirety as Section 3.3(e) of the Amended Original Agreement.

(e)	The following is hereby added in its entirety as the last sentence of Section 3.3(c) of the Amended Original Agreement:

To ensure compliance with Section 409A, provided that the Executive has executed and delivered the Severance Waiver, all payments under this Section 3.3(c) shall be paid no later than March 15 of the calendar year following the calendar year in which those legal fees and expenses were incurred by the Executive.

7. Changes to Section 3.6 of the Original Agreement. Hawk and the Executive hereby agree that the following is hereby added in its entirety as the last sentence of Section 3.6:

To ensure compliance with Section 409A, provided that the Executive has executed and delivered the Severance Waiver, all payments under this Section 3.6 shall be paid no later than March 15 of the calendar year following the calendar year in which those fees and expenses were incurred by the Executive.

8. Changes to Article VI of the Original Agreement. Hawk and the Executive hereby agree that Article VI of the Original Agreement is hereby amended as follows:

(a)	Article VI of the Amended Original Agreement is designated as “SECTION 409A.”

(b)	The following is added in its entirety as Section 6.1 of the Amended Original Agreement:

6.1           To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.  The parties’ intent in entering into this Agreement is that none of the payment arrangements hereunder constitute a “deferral of compensation” under Section 409A, and this Agreement shall be interpreted in a manner consistent with that intent.

(c)	The following is added in its entirety as Section 6.2 of the Amended Original Agreement:

6.2           If the Executive is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), as determined by the Corporation in accordance with Section 409A, as of the date of the Executive’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), to the extent that any payments or benefits under this Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of such amounts to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 6.2 shall be paid or distributed (without interest) to the Executive in a lump sum on the earlier of (a) the date that is six (6) months following termination of the Executive’s employment, (b) a date that is no later than thirty (30) days after the date of the Executive’s death or (c) the earliest date as is permitted under Section 409A.  For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein.  Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

(d)	The following is added in its entirety as Section 6.3 of the Amended Original Agreement:

6.3           To the maximum extent permitted by applicable law, the amounts payable to the Executive under this Agreement shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (with respect to separation pay plans) or Treasury Regulation Section 1.409A-1(b)(4) (with respect to short-term deferrals).

(e)	The following is added in its entirety as Section 6.4 of the Amended Original Agreement:

6.4           As provided in Internal Revenue Notice 2007-86, notwithstanding any other provision of this Agreement, with respect to an election or amendment to change a time and form of payment under this Agreement that is subject to Section 409A made on or after January 1, 2008 and on or before December 31, 2008, the election or amendment may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

9.	Addition of New Article VII to the Amended Original Agreement. Hawk and the Executive hereby agree that Article VII of the Amended Original Agreement is hereby added in its entirety as follows:

(a)	Article VII of the Amended Original Agreement is designated as “MISCELLANEOUS.”

(b)	Section 6.1 of the Original Agreement is redesignated in its entirety as Section 7.1 of the Amended Original Agreement.

(c)	Section 6.2 of the Original Agreement is redesignated in its entirety as Section 7.2 of the Amended Original Agreement.

(c)	Section 6.3 of the Original Agreement is redesignated in its entirety as Section 7.3 of the Amended Original Agreement.

(d)	Section 6.4 of the Original Agreement is redesignated in its entirety as Section 7.4 of the Amended Original Agreement.

(e)	Section 6.5 of the Original Agreement is redesignated in its entirety as Section 7.5 of the Amended Original Agreement.

(f)	Section 6.6 of the Original Agreement is redesignated in its entirety as Section 7.6 of the Amended Original Agreement.

(g)	Section 6.7 of the Original Agreement is redesignated in its entirety as Section 7.7 of the Amended Original Agreement.

(h)	Section 6.8 of the Original Agreement is redesignated in its entirety as Section 7.8 of the Amended Original Agreement.

(i)	Section 6.9 of the Original Agreement is redesignated in its entirety as Section 7.9 of the Amended Original Agreement.

(j)	Section 6.10 of the Original Agreement is redesignated in its entirety as Section 7.10 of the Amended Original Agreement.

10. Full Force and Effect.  Except to the extent specifically modified in this Amendment, each and every provision of the Original Agreement remains in full force and effect in the Amended Original Agreement.

11. Miscellaneous.  This Amendment and all rights hereunder shall be governed by, and construed and interpreted with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within that State.  Subject to Section 3.1(g) of the Amended Original Agreement, the parties intend to and hereby do confer exclusive jurisdiction upon the courts of any jurisdiction located within Cuyahoga County, Ohio to determine any dispute arising out of or related to this Amendment, including the enforcement and the breach hereof.  In the event of any conflict between the original terms of the Original Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the Executive has executed this Amendment, and Hawk has caused this Amendment to be duly executed on its behalf, as of the date first written above.

HAWK CORPORATION
(“Hawk”)

By:
Its:

_____________________________ (“Executive”)

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